Exhibit 99.1

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

OF

DEEP WELL OIL & GAS, INC.

Pursuant to the authority contained in Nevada Revised Statutes 78.390, the undersigned, being the stockholders of DEEP WELL OIL & GAS, INC., a Nevada corporation ("the Corporation"), holding a majority of the voting power of the outstanding shares of capital stock of the Corporation, by executing this written consent and without the formality of convening a meeting, do hereby consent to the following actions of the Corporation, to be effective as of March 27, 2013:

WHEREAS the Corporation has 179,597,113 issued and outstanding shares of its common stock as of the date hereof;

AND WHEREAS the Corporation currently has authorized capital stock of 300,000,000 shares of common stock with a par value of $.001 per share;

AND WHEREAS the undersigned stockholders desire to amend the Corporation’s articles of incorporation to increase the Corporation’s existing authorized capital stock from 300,000,000 to 600,000,000 shares at $0.001 par value per share;

AND WHEREAS Nevada Revised Statute Section 78.390 allows the Corporation to take any action that could be taken under the provision of Nevada law at any meeting of stockholders to be taken without a meeting if authorized by a written resolution signed by the holders of a majority of the voting power of the issued and outstanding shares of the Corporation’s capital stock;

AND WHEREAS the undersigned stockholders desire to ratify the appointment of Madsen & Associates, CPA’s Inc. to serve as the Corporation’s independent registered public accounting firm for the prior fiscal year ended September 30, 2011;

AND WHEREAS the undersigned stockholders desire to ratify the appointment of Madsen & Associates, CPA’s Inc. to serve as the Corporation’s independent registered public accounting firm for the review of the Corporation’s prior quarterly financial statements for the periods ending December 31, 2011, March 31, 2012 and June 30, 2012 and to ratify the appointment of Sadler Gibb & Associates LLC to serve as the Corporation’s independent registered public accounting firm for the prior audit of the Corporation’s fiscal year ended September 30, 2012;

AND WHEREAS the undersigned stockholders desire to ratify and approve the appointment of Sadler Gibb & Associates LLC to serve as the Corporation’s independent registered public accounting firm for the fiscal year ended September 30, 2013;

AND WHEREAS the undersigned stockholders desire to re-elect the following directors to serve as the Corporation’s Board of Directors until the next meeting of stockholders:

Mr. Said Arrata

Mr. Satya Brata Das

Mr. David Roff

Dr. Horst A. Schmid

Mr. Curtis Sparrow

Mr. Malik Youyou

NOW, THEREFORE, BE IT RESOLVED THAT:

1.	The undersigned stockholders hereby consent in writing to the following amendment to the Corporation’s Articles of Incorporation:

The Articles of Incorporation of the Corporation are hereby amended by deleting the existing Article III and replacing it in its entirety with the following amendment:

ARTICLE III

The number of shares of common stock the Corporation is authorized to issue is 600,000,000, with a par value of $.001 per share, and the Corporation is authorized to issue and to grant options or warrants to purchase or otherwise acquire shares of the common stock of the Corporation, upon such terms and for such consideration as the Board of Directors of the Corporation shall determine. All shares of stock of this Corporation shall be of the same class, namely, common capital shares, and shall have the same rights and preferences. The Corporation is prohibited from issuing nonvoting equity securities to the extent required by section 1123(a)(6) of the United States Bankruptcy Code.

2.	The undersigned stockholders hereby re-elect the following directors to serve as the Corporation’s Board of Directors until the next meeting of stockholders:

Mr. Said Arrata

Mr. Satya Brata Das

Mr. David Roff

Dr. Horst A. Schmid

Mr. Curtis Sparrow

Mr. Malik Youyou

3.	The undersigned stockholders hereby affirm, approve and ratify in writing the appointment of Madsen & Associates, CPA’s Inc. to serve as the Corporation’s independent registered public accounting firm for the prior fiscal year ended September 30, 2011.

4.	The undersigned stockholders hereby affirm, approve and ratify in writing the appointment of Madsen & Associates, CPA’s Inc. to serve as the Corporation’s independent registered public accounting firm for the review of the Corporation’s prior quarterly financial statements for the periods ending December 31, 2011, March 31, 2012 and June 30, 2012 and the appointment of Sadler Gibb & Associates LLC to serve as the Corporation’s independent registered public accounting firm for the prior fiscal year ended September 30, 2012.

5.	The undersigned stockholders hereby affirm, approve and ratify in writing the appointment of Sadler Gibb & Associates LLC to serve as the Corporation’s independent registered public accounting firm for the fiscal year ended September 30, 2013.

6.	The Corporate Secretary, CEO or CFO of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and file such forms, applications, and submissions to any regulatory authorities to amend the Restated and Amended Articles of Incorporation of the Corporation to effect the increase in the authorized capital of the Corporation as stated above.

7.	This Resolution may be signed by the stockholders in as many counterparts as may be necessary, each of which so signed, and even if transmitted by facsimile or e-mail, shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to bear the date as first set out above.

	Printed Name of Stockholder	# of Shares Voted in Favor of Proposal	Percentage Represented	Stockholder Signature
1	Malik Youyou	104,575,042	58.23%	/s/ Malik Youyou
2	Westline Enterprises Limited*	6,158,781	3.43%	/s/ Malik Youyou
3	Edmonton International Airport Hotel Ltd. **	490,000	0.27%	/s/ Curtis Sparrow
4	Portwest Investments Ltd. ***	1,950,000	1.09%	/s/ Horst A. Schmid
5	Said Arrata	500,000	0.28%	/s/ Said Arrata
6	Cambridge Strategies Inc.****	714,285	0.40%	/s/ Sayta Das
7	Satya Brata Das	240,000	0.13%	/s/ Satya Das
8	David Roff	162,441	0.09%	/s/ David Roff
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* Westline Enterprises Limited is a company 100% owned by Malik Youyou

** Edmonton International Airport Hotel Ltd. is a company 100% owned by Curtis Sparrow

*** Portwest Investments Ltd. is a company 100% owned by Horst A. Schmid

**** Cambridge Strategies Inc. is a company 50% owned by Sayta Brata Das and 50% owned by his wife